Chembio Diagnostics’ CFO Richard J. Larkin Among the Recipients of
“2011 CFO of the Year” Award from Long Island Business News

Larkin Spotlighted as CFO of Public Company With Revenue Under $50MM

MEDFORD, NY—August 18, 2011 -- Richard Larkin, Chief Financial Officer of Chembio Diagnostics, Inc. (OTCQB: CEMI.PK - News) (OTC.BB: CEMI.PK - News), which develops, manufactures, markets and licenses point-of-care diagnostic tests, is among the recipients of the “2011 CFO of the Year” award from Long Island Business News (LIBN).  A total of 27 CFOs were awarded the honor this year.  Among the honorees, Mr. Larkin was one of two CFOs of a public company with revenue under $50 million.

Mr. Larkin was awarded the honor by LIBN judges, who chose him based on the critical role he has played in Chembio’s success.  The award program acknowledges “the outstanding performance, contributions and accomplishments of the financial professionals guiding Long Island’s companies and organizations.” Mr. Larkin oversees Chembio’s financial activities and information systems, and has been the Chief Financial Officer since September 2003.

Mr. Larkin and the other 2011 recipients will be honored at a special gala at The Crest Hollow Country Club in Woodbury, NY on the evening of Thursday, September 22.

Larry Siebert, Chairman and Chief Executive Officer of Chembio, commented: “Rich Larkin has been a tremendous asset to our entire organization since he joined us in 2003, and has played a critical role in the growth of our company.  We would like to thank the judges at Long Island Business News for acknowledging Richard, and congratulate the other recipients of the award this year.”

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $7 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 130 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, and actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Company Contact:
Susan Norcott
631-924-1135 x125
snorcott@chembio.com

Investor & Public Relations
The Investor Relations Group
212-825-3210
Adam S. Holdsworth
aholdsworth@investorrelationsgroup.com